EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 11-K/A into RPM International Inc.’s previously filed Registration Statement File No. 333-101501.

/s/ Ciulla, Smith & Dale, LLP

Cleveland, Ohio
June 29, 2005